Exhibit 10.07

JWH Global Trust

(A Delaware Business Trust)

Units of Beneficial Interest

(Subscription Price: Net Asset Value per Unit)

Form Of

AMENDED AND RESTATED

ADDITIONAL SELLING AGENT AGREEMENT

            , 2007

Dear Sir,

R.J. O’Brien Fund Management, LLC, a Delaware Limited Liability Company (referred to herein in its corporate capacity and as managing owner as “RJOFM” or “Managing Owner”), became the managing owner on Novermber 30, 2006 to the JWH GLOBAL TRUST (the “Trust”), which was formed pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 set seq.) of the State of Delaware (the “Delaware Act”) on  November 12, 1996, for the purpose of engaging in speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices; options on such futures contracts, and spot and forward contracts on currencies and precious metals.  As described in the Prospectus referred to below, the Trust engages in speculative trading in the commodities markets under the direction of John W. Henry & Company, Inc. (“JWH”).  The Trust publicly offers units of beneficial interest in the Trust (the “Units”) through us, R.J. O’brien Securities LLC, a limited liability company formed under the laws of the State of Delaware (the “Lead Selling Agent”), on a best-efforts basis pursuant to the Amended and Restated Selling Agreement dated as of                               ,2007 among us, the Trust and others (the “Selling Agreement”), a copy of which will be furnished to you.  In connection with the offering of Units, CIS Investments, Inc. and Refco Commodity Management Inc. (the “Prior Managing Owners”) preceded RJOFM as managing owner to the Trust and are believed to have filed with the United States Securities and Exchange Commission (the “SEC”), pursuant to the United States Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated by the SEC thereunder (the “SEC Regulations”) :

(i)                                     on August 19, 1997, a registration statement on S-1, relating to the registration of $75,000,000 in units in the Trust (together, will all subsequently registered units, the “Units), as amended by Amendment No. 1 thereto filed on September 24, 1997 relating to the registration of an additional $80,000,000 in Units, which registrations of $155,000,000 in Units were declared effective by the SEC on September 24, 1997 (SEC File No. 333-33937) (the “1997 Registration”);

(ii)                                  on June 5, 1998, Post-Effective Amendment No. 1 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(iii)                               on March 9, 1999, Post-Effective Amendment No. 2 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC on March 31, 1999;

(iv)                              on November 29, 1999, Post-Effective Amendment No. 3 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC on January 3, 2000;

(v)                                 on September 18, 2000, Post-Effective Amendment No. 4 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(vi)                              on May 29, 2001, Post-Effective Amendment No. 5 to the 1997 Registration on Form S-1 was filed with the SEC; and declared effective by the SEC on July 3, 2001;

(vii)                           on March 12, 2002, Post-Effective Amendment No. 6 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(viii)                        on December 5, 2002, Post-Effective Amendment No. 7 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC on January 3, 2003;

(ix)                                on May 15, 2003, a registration statement on Form S-1, for the registration of an additional $300,000,000 in Units, was filed with the SEC and declared effective by the SEC on July 2, 2003 (SEC File No. 333-105282) (the “2003 Registration”);

(x)                                   on February 7, 2004, Post-Effective Amendment No. 1 to the 2003 Registration Statement on Form S-1 was filed with the SEC and declared effective by the SEC on April 2, 2004;

(xi)                                on October 6, 2004, a registration statement on Form S-1, for the registration of an additional $500,000,000 in Units, was filed with the SEC and was declared effective by the SEC on November 1, 2004 (SEC File No. 333-119560) (the “2004 Registration”);

(xii)                             on June 24, 2005, Post-Effective Amendment No. 1 to the 2004 Registration Statement on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter; and

(xiii)                          on July 12, 2005, Post-Effective Amendment No. 2 to the 2004 Registration Statement on Form S-1 was filed with the SEC, which was declared effective August 1, 2005.

On September 19, 2007, a , a registration statement on Form S-1 for the registration of an additional $81,120,000 in Units was filed with the SEC by the Managing Owner and declared effective on                  , 2007, which registration statement also operated as a post-effective amendment to the previously filed registration statements .

The Registration Statement referred to above as having been filed by the Managing Owner and the prospectus included therein are hereinafter called the “Registration Statement” and the “Prospectus,” respectively, except that if the Trust files a post-effective amendment to the Registration Statement, then the term “Registration Statement” shall, from and after the filing of each such amendment, refer to the applicable Registration Statement, as amended by such amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the SEC as part of the applicable Registration Statement; and if a prospectus as first issued in compliance with the SEC Regulations shall differ from the prospectus on file at the time the applicable Registration Statement or any amendment thereto shall have become effective, the term “Prospectus” shall refer to the prospectus most recently so issued from and after the date on which it shall have been issued, including any amendment or supplement thereto.

This Agreement amends and restates the Form of Additional Selling Agent Agreement.  Other selling agents, including those introduced by wholesalers (“Wholesalers”) to us (the “Additional Selling Agents” and together with the Lead Selling Agent and the Wholesalers, the “Selling Agents”), may be selected by us with the consent of the Managing Owner.  We have so selected you as an Additional Selling Agent.  We confirm our agreement with you as follows.  Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the Amended and Restated Selling Agreement unless the context indicates otherwise.

1.             Appointment and Undertakings of the Additional Selling Agent

(a)           Subject to the terms and conditions set forth in this Agreement, the Selling Agreement and the Registration Statement, the Additional Selling Agent is hereby appointed, and hereby accepts such appointment, as one of the Trust’s non-exclusive selling agents to offer and sell the Units on a best-efforts basis without any commitment on the Additional Selling Agent’s part to purchase any Units.  It is understood and agreed that the Lead Selling Agent, with the consent of the Managing Owner, may retain other selling agents (including those introduced by Wholesalers) and that the Additional Selling Agent or any other Additional Selling Agent, with the consent of the Lead Selling Agent and Managing Owner in their sole discretion, may retain correspondent selling agents (“Correspondents”).  The Additional Selling Agent agrees to comply with the terms and conditions of this Agreement and any terms and conditions of the Selling Agreement applicable to Additional Selling Agents.

The Additional Selling Agent from time to time will provide the Lead Selling Agent with a list of prospective Correspondents.  Unless the prospective Correspondent has a verifiable preexisting relationship with the Lead Selling Agent (including previously having approached or been approached by the Lead Selling Agent about being an Additional Selling Agent for the Trust) as notified to the Additional Selling Agent in writing, such Correspondent shall only be permitted to offer Units as a Correspondent of the Additional Selling Agent pursuant to a Correspondent Selling Agreement in a form agreed to by the Additional Selling Agent.

(b)           The Additional Selling Agent agrees to use its reasonable efforts to procure subscriptions for the Units as long as this Agreement and the Selling Agreement remain in effect and to make the offering of Units at the offering price and minimum amounts and on the other terms and conditions set forth in the Prospectus and the Selling Agreement.

(c)           The Additional Selling Agent shall offer and sell Units only to persons and entities who satisfy the suitability and/or investment requirements set forth in the Prospectus and the subscription agreements attached thereto and who, to the Managing Owner’s satisfaction, complete the subscription agreements and related subscription documents used in connection with the offering of the Units (the “Subscription Documents”) and remit good funds for the full subscription price.  The Additional Selling Agent shall conduct a thorough review of the suitability of each subscriber for Units that it solicits and of the Subscription Documents.  The Additional Selling Agent shall not forward to the Managing Owner any Subscription Documents that are not in conformity with the requirements specified in the Prospectus and in the Subscription Documents appropriate for the particular subscriber, or that is illegible in any respect or is not fully completed, dated, or signed, or that represents the subscription of a person or entity not satisfying the suitability and/or investment requirements applicable to such person or entity.  The Additional Selling Agent shall not execute any transactions in Units in a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

The Additional Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Additional Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber.  In addition to submitting such information to the Managing Owner, the Additional Selling Agent agrees to maintain files of information disclosing the basis upon which the Additional Selling Agent determined that the suitability requirements of Section (b)(2) of Rule 2810 of the Financial Industry Regulatory Authority. (“FINRA”) (formerly Section 3 of Appendix F of the FINRA’s Rules of Fair Practice) were met as to each subscriber (the basis for determining suitability may include the Subscription Documents and other certificates submitted by subscribers).  In connection with making the foregoing representations and warranties, the Additional Selling Agent further represents and warrants that it has received copies of the Registration Statement, as amended to the date hereof, and the Prospectus and has, among other things, examined the following sections in the Prospectus and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Additional Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:

“Summary”

“The Risks You Face”

“Investment Factors”

“How the Trust Works “

“John W. Henry & Company, Inc.”

“The Managing Owner”

“Charges”

“Redemptions; Net Asset Value”

“Transactions Between CIS Group and the Trust”

“Conflicts of Interest”

“The Trust and the Trustee”

“Tax Consequences”

“Plan of Distribution”

In connection with making the representations and warranties set forth in this paragraph, the Additional Selling Agent has not relied on inquiries made by or on behalf of any other parties.

The Additional Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

The Additional Selling Agent shall offer and sell Units in compliance with the requirements set forth in the Registration Statement (particularly the “Subscription Requirements” attached as Exhibit B thereto), this Agreement and the Blue Sky Survey prepared by the Trust’s counsel upon request of the Lead Selling Agent, a copy of which has been provided to the Additional Selling Agent.  The Additional Selling Agent represents and warrants that it shall comply fully at all times with all applicable federal and state securities and commodities laws (including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act, as amended (the “CEA”), and the securities and Blue Sky laws of the jurisdictions in which the Additional Selling Agent solicits subscriptions, all applicable rules and regulations under such laws, and all applicable requirements, rules, policy statements and interpretations of the FINRA, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over it or the offering of Units).  The Additional Selling Agent shall under no circumstances engage in any activities hereunder in any jurisdiction (i) in which the Managing Owner has not informed the Additional Selling Agent that counsel’s advice has been received that the Units are qualified for sale or are exempt under the applicable securities or Blue Sky laws thereof or (ii) in which the Additional Selling Agent may not lawfully engage.

The Additional Selling Agent also agrees to comply with the requirement under applicable federal and state securities laws to deliver to each offeree a Prospectus and any amendments or supplements thereto (including summary financial information).  Neither the Additional Selling

Agent nor any of its employees, agents or representatives will use or distribute any marketing material or information other than that prepared by the Trust and the Managing Owner.  It is, however, understood that the Additional Selling Agent may use documents that it prepares solely for the purpose of communicating with its Registered Representatives and Correspondents provided that the Additional Selling Agent provides to the Lead Selling Agent a copy of each such document prior to such use.

The Additional Selling Agent further agrees to comply with the requirements of the anti-money laundering regulations applicable to brokers registered with the SEC under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”).   The Additional Selling Agent will enforce and conduct client verification procedures which are sufficient to establish the identity and source of funds of your customers, including purchasers of Units.  The Additional Selling Agent will record the evidence establishing the identities and sources of funds of such customers and will retain or procure the retention of such evidence for a period of not less than 5 years, and will promptly provide copies of such evidence to the Lead Selling Agent in response to a request from its regulators.  The Additional Selling Agent agrees that none of its customers, nor any person controlling, controlled by, or under common control with, any customer, nor any person having a beneficial interest in the customer, or for whom the customer is acting as agent or nominee in connection with the investment, is a country, territory, person or entity named on any list of any government agency or regulatory body, including without limitation the U.S. Office of Foreign Assets Control, or is a person or entity that resides in or has a place of business in a country or territory named on such lists.  The Additional Selling Agent agrees and warrants that none of its customers is a senior political figure,(1) or immediate family member(2) or close associate(3) of a senior foreign political figure within the meaning of the USA PATRIOT Act.

(d)           The additional services that the Additional Selling Agent will provide on an ongoing basis to Unitholders will include but not be limited to: (i) inquiring of the Managing Owner from time to time, at the request of Unitholders, as to the Net Asset Value of a Unit, (ii) inquiring of the Managing Owner from time to time at the request of the Unitholders, as to the commodities markets and the activities of the Fund, (iii) assisting, at the request of the Managing Owner, in the redemption of Units sold by the Additional Selling Agent, (iv) responding to questions of Unitholders from time to time with respect to monthly account statements, annual

(1)  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(2)  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(3)  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

reports and financial statements furnished to Unitholders, and (v) providing such other services to the owners of Units as the Managing Owner may, from time to time, reasonably request.

All payments for subscriptions shall be made by transfer of funds to the escrow account of the Trust as described in the Prospectus, provided that any such arrangements must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

(e)           The Additional Selling Agent (i) acknowledges that, other than as set forth herein, it is not authorized to act as the agent of the Lead Selling Agent in any connection or transaction and (ii) agrees not to so act or to purport to so act.

2.             Compensation

(a)           In consideration for the Additional Selling Agent performing the obligations under this Agreement, the Lead Selling Agent shall cause the paying agent or its designee to pay the Additional Selling Agent a selling commission of 3% of the subscription value of the Unit(s) sold by the Additional Selling Agent, or in the event that the Additional Selling Agent shares the selling commission with a Wholesaler, the Additional Selling Agent’s proportionate share of such difference..  Such commissions will be paid in respect of each subscription as promptly as practicable after each month-end closing.

(b)           The Additional Selling Agent shall receive ongoing compensation, payable monthly by the paying agent or its designee of 3% per annum (or approximately .25% per month) of the month-end Net Asset Value of the Units sold by a Registered Representative of the Additional Selling Agent which remain outstanding for more than twelve months (including the month as of the end of which such Unit is redeemed) assuming (i) the Additional Selling Agent’s continued registration with the Commodity Futures Trading Commission (the “CFTC”) as a futures commission merchant or introducing broker and continued membership with the National Futures Association (“NFA”) in such capacity and (i) the Registered Representative’s compliance with the additional requirements described in subsection 1(d), registration at the time such payment is made with the CFTC and compliance with all applicable proficiency requirements (including those imposed by the FINRA as a condition of receiving “trailing commissions”) by either passing the Series 3 National Commodity Futures Exam or the Series 31 exam or being “grandfathered” from having to do so.  Such ongoing compensation shall begin to accrue with respect to each Unit only after the end of the twelfth full month after the sale of such Unit.  In the event the Additional Selling Agent’s Wholesaler, if any, is not eligible to receive ongoing compensation, the paying agent shall retain the amount that would have been due to the Wholesaler in the absence of ineligibility.  For purposes of determining when ongoing compensation should begin to accrue, Units shall not be deemed to be sold until the day Units are issued, and not the day when subscriptions are accepted by the Managing Owner or subscriptions funds are deposited in escrow.

Furthermore, the Lead Selling Agent shall not compensate the Additional Selling Agent, and the Additional Selling Agent shall not compensate its employees or other persons, unless the recipient thereof is legally qualified and permitted to receive such compensation.  Also, such ongoing compensation may be paid by the Lead Selling Agent to the Additional Selling Agent and by the Additional Selling Agent to its employees or other persons, only in respect of outstanding Units sold by such persons to Unitholders and only so long as the additional services described in Section 1(d) above are provided by such person to Unitholders.  With respect to particular Units, substitute Registered Representatives who are appropriately registered and who agree to perform the services described in Section 1(d) above with respect to such Units (“Substitute Registered Representatives”) may also receive ongoing compensation with respect to such Units.

In respect of Correspondents, if any, selected by the Additional Selling Agent (with the consent of the Lead Selling Agent and the Managing Owner), the Lead Selling Agent shall pay to the Additional Selling Agent selling commissions and ongoing compensation or installment sales commissions as set forth above, a portion (as agreed between the Additional Selling Agent and each such Correspondent) of which shall be passed on by the Additional Selling Agent to such Correspondents.

The Additional Selling Agent agrees that it will promptly pass on to its Registered Representatives and Correspondents the applicable portions of the selling commissions received from the Lead Selling Agent to which such Registered Representatives and Correspondents are entitled pursuant to, respectively, the Additional Selling Agent’s standard compensation procedures  and the Additional Selling Agent’s agreement with each such Correspondent.

The Additional Selling Agent, although otherwise entitled to ongoing compensation, will not be entitled to receipt thereof with respect to particular Units for any month during any portion of which the Registered Representative who is receiving such ongoing compensation is at any time not properly registered with the CFTC or does not agree to provide the ongoing services described above.  However, the Lead Selling Agent agrees that Substitute Registered Representatives may receive such ongoing compensation.  The Additional Selling Agent shall, at the request of the Lead Selling Agent, inform the Lead Selling Agent of currently outstanding Units sold by the Additional Selling Agent or any Correspondent with respect to which ongoing compensation may not be paid.

Ongoing compensation which cannot be paid because the Additional Selling Agent or its Correspondent (or a Registered Representative of either) has not met the eligibility requirements shall be retained by the paying agent.

In the event that the payment of ongoing compensation is restricted by FINRA, the payment of such ongoing compensation shall be limited to the maximum amount permissible pursuant to such restrictions, which is the case with respect to all Units registered subsequent to October 2004.

The Additional Selling Agent shall not, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

(c)           Notwithstanding any other provision of this Agreement to the contrary, the Managing Owner shall have sole discretion to accept or reject any subscription for the Units in whole or in part.

(d)           The Lead Selling Agent agrees to make all payments, or cause all payments to be made to the Additional Selling Agent pursuant to this Section 2 within 10 business days following the end of a monthly period in which compensation is earned.  .

3.             Representations and Warranties of The Lead Selling Agent

The Lead Selling Agent hereby represents and warrants as follows:

(a)           The Lead Selling Agent is a limited liability company formed under the laws of the State of  Delaware and is validly existing, and in good standing under the laws of the State of Illinois and has power and authority to enter into and carry out its obligations under this Agreement.

(b)           The Lead Selling Agent has all governmental and regulatory registrations, qualifications, approvals and licenses required to perform its obligations under this Agreement (including, but not limited to, registration as a broker-dealer with the SEC, membership in such capacity in the FINRA, and registration or qualification under the laws of each state in which the Lead Selling Agent will offer and sell Units); the performance by the Lead Selling Agent of its obligations under this Agreement will not violate or result in a breach of any provision of its certificate of incorporation or by-laws or any agreement, order, law, or regulation binding upon it.

(c)           This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Lead Selling Agent and is a valid and binding agreement of the Lead Selling Agent enforceable against the Lead Selling Agent in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors except as enforceability of the indemnification provisions contained in this Agreement may be limited by applicable law and the enforcement of specific terms or remedies may be unavailable.

4.             Representations and Warranties of The Additional Selling Agent

The Additional Selling Agent hereby represents and warrants as follows:

(a)           The Additional Selling Agent is a duly organized                                       , validly existing, and in good standing under the laws of the state of its incorporation and has power and authority to enter into and carry out its obligations under this Agreement.

(b)           The Additional Selling Agent has all governmental and regulatory registrations, qualifications, approvals and licenses required to perform its obligations under this Agreement (including, but not limited to, registration as a broker-dealer with the SEC, membership in such capacity in the FINRA, registration as a futures commission merchant or introducing broker under the CEA and membership with NFA, and registration or qualification under the laws of each state in which the Additional Selling Agent will offer and sell Units); the performance by the Additional Selling Agent of its obligations under this Agreement will not violate or result in a breach of any provision of its certificate of incorporation or by-laws or any agreement, order, law, or regulation binding upon it.

(c)           This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Additional Selling Agent and is a valid and binding agreement of the Additional Selling Agent enforceable against the Additional Selling Agent in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors except as enforceability of the indemnification provisions contained in this Agreement may be limited by applicable law and the enforcement of specific terms or remedies may be unavailable.

(d)           Neither the Additional Selling Agent nor any of its principals have been the subject of any administrative, civil, or criminal actions within the five years preceding the date hereof that would be material for an investor’s decision to purchase the Units which are not disclosed to the Trust, the Managing Owner or the Lead Selling Agent.

(e)           The information, if any, relating to the Additional Selling Agent which the Additional Selling Agent has furnished to the Trust and the Managing Owner for use in the Registration Statement is correct.

(f)            In respect of purchasers of Units that are not individuals, the Additional Selling Agent shall have received, prior to sale of Units to each such purchaser, evidence that the purchaser is authorized to invest in the Units and shall provide the Lead Selling Agent with copies of such evidence upon reasonable request of the Lead Selling Agent.

(g)           The Additional Selling Agent has established anti-money laundering policies and procedures that comply with applicable laws, rules and regulations, including the USA Patriot Act, Rule 3011 of the FINRA and Rule 445 of the New York Stock Exchange, and that;

1.     The Additional Selling Agent has conducted client verification procedures which are sufficient to establish the identity and source of funds of your customers, including purchasers of Units.

2.     The Additional Selling Agent has recorded the evidence establishing the identities and sources of funds of such customers and you will retain or procure the retention of such evidence for a period of not less than 5 years, and you will promptly provide copies of such evidence to CISSI in response to a request from its regulators.

3.     None of the Additional Selling Agent’s customers, nor any person controlling, controlled by, or under common control with, any customer, nor any person having a beneficial interest in the customer, or for whom the customer is acting as agent or nominee in connection with the investment, is a country, territory, person or entity named on any list of any government agency or regulatory body, including without limitation the U.S. Office of Foreign Assets Control, or is a person or entity that resides in or has a place of business in a country or territory named on such lists.

4.     None of the Additional Selling Agent’s customers is a senior political figure, or immediate family member or close associate of a senior foreign political figure within the meaning of the USA PATRIOT Act.

5.     The Additional Selling Agent agrees that it will notify the Lead Selling Agent if the foregoing representations and warranties become inaccurate and that it will update the foregoing representations and warranties as necessary for the Lead Selling Agent to comply with its anti-money laundering obligations.

5.             Authorization Under the Selling Agreement

The Additional Selling Agent agrees to be bound by any action taken by the Lead Selling Agent or the Managing Owner, in accordance with the provisions of the Selling Agreement, to terminate the Selling Agreement or the offering of the Units, to consent to changes in the Selling Agreement or to approve of or object to further amendments to the Registration Statement or amendments or supplements to the Prospectus, if, in the judgment of the Lead Selling Agent or the Managing Owner, such action would be advisable.  The Lead Selling Agent agrees that, at the Additional Selling Agent’s request, the Lead Selling Agent will require any documents required to be delivered to or by the Lead Selling Agent pursuant to Section 9 of the Selling Agreement to be addressed and delivered to the Additional Selling Agent.

6.             Covenants of the Lead Selling Agent

(a)           The Lead Selling Agent will cause the Managing Owner to provide the Additional Selling Agent with copies of any amendment or supplement to the Prospectus filed with the CFTC and SEC.  The Lead Selling Agent will notify the Additional Selling Agent immediately (i) when any amendment to the Registration Statement shall have become effective and (ii) of the issuance by the SEC, CFTC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the CFTC registration or NFA membership of the Managing Owner as a commodity pool operator or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action, investigation or proceeding for that purpose.

(b)           The Lead Selling Agent will cause the Managing Owner to deliver to the Additional Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Additional Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

(c)           The Lead Selling Agent will cause the Managing Owner to furnish to the Additional Selling Agent a reasonable number of copies of any amendment or amendments of, or supplement or supplements to, the Prospectus which will amend or supplement the Prospectus.

(d)           The Lead Selling Agent will cause the Managing Owner to deliver to the Additional Selling Agent copies of all written communications to any Unitholder (other than tax information) whose Units were sold by the Additional Selling Agent or its Correspondents.

7.             Indemnification and Contribution

(a)           The Lead Selling Agent shall indemnify, hold harmless, and defend the Additional Selling Agent and any person who controls the Additional Selling Agent within the meaning of Section 15 of the 1933 Act, to the same extent, and subject to the same conditions and procedural requirements, that the Managing Owner agrees to indemnify the Lead Selling Agent pursuant to Section 10 of the Selling Agreement; provided that, in no case shall the Lead Selling Agent be liable under this indemnity to the Additional Selling Agent if the loss, liability, claim, damage or expense of the Additional Selling Agent arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading made in reliance upon and in conformity with information relating to the Additional Selling Agent and furnished or approved by the Additional Selling Agent.  In addition, the Lead Selling Agent shall indemnify, hold harmless and defend the Additional Selling Agent (and any controlling person) for any loss, liability, claim, damage or expense incurred by the Additional Selling Agent arising from any breach of this Agreement by the Lead Selling Agent.  The Additional Selling Agent agrees that in no event shall JWH be liable to it directly for any loss, liability, claim, damage or expense whatsoever suffered by the Additional Selling Agent in connection with the offering of Units or this Agreement.

(b)           The Additional Selling Agent shall indemnify, hold harmless, and defend the Trust, the Managing Owner, the Lead Selling Agent, JWH and any person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever incurred by any such party arising from any material breach by the Additional Selling Agent of its representations, warranties, obligations and undertakings set forth in this Agreement.  The Trust, the Managing Owner and JWH are expressly made third party beneficiaries of this Agreement.

(c)           If the indemnification provided for in this Section 7 shall not be permitted under applicable law in respect of any loss, liability, claim, damage or expense referred to herein, then the indemnitor shall, in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, (A) in such proportion as shall be appropriate to reflect the relative benefits received by the Lead Selling Agent on the one hand and the Additional Selling Agent on the other from the offering of the Units by the Additional Selling Agent or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Lead Selling Agent on the one hand and the Additional Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Lead Selling Agent on the one hand or the Additional Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by a pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by the indemnified party as a result of the loss, liability, claim, damage or expense referred to above in this Section 7, shall be deemed to include, for purpose of this Section 7, any legal or other expenses reasonably incurred by such otherwise indemnified party in connection with investigating or defending any such action or claim.

8.             Termination

(a)           This Agreement shall terminate on the earlier of (i) such date as the Lead Selling Agent may determine by giving 30 days’ prior written notice to the Additional Selling Agent, (ii) the termination of the Selling Agreement or the offering of the Units or (iii) by the Lead Selling Agent, without notice, upon breach by the Additional Selling Agent of, or non-compliance by the Additional Selling Agent with, any material term of this Agreement.

(b)           The Additional Selling Agent shall have the right to terminate its participation under this Agreement (i) at any time upon breach by the Lead Selling Agent of or non-compliance with, any material term of this Agreement; and (ii) at any time upon thirty business days’ prior written notice of such termination to the Lead Selling Agent and the Trust.

(c)           The termination of this Agreement for any reason set forth in Sections 8(a)(i), 8(a)(ii) or 8(b) shall not affect (i) the ongoing obligations of the Lead Selling Agent to pay selling commissions, ongoing compensation or installment selling commissions accrued prior to the termination hereof, (ii) the Additional Selling Agent’s obligations under Section 1(d) hereof or (iii) the indemnification obligations under Section 7 hereof.  In the event this Agreement is terminated pursuant to Section 8(a)(iii), the Lead Selling Agent may withhold accrued but unpaid selling commissions and ongoing compensation or installment selling commissions due the Additional Selling Agent until the Lead Selling Agent has been put in the same financial position as it would have been in absent such breach or non-compliance.

9.             Confidentiality

(a)           The Lead Selling Agent hereby covenants and agrees that under no circumstances will it solicit any of the Additional Selling Agent’s customers whose names become known to the Lead Selling Agent in connection with the offering of the Units.  The Lead Selling Agent agrees that it will take such steps to ensure the confidentiality of the Additional Selling Agent’s client list as the Additional Selling Agent may reasonably request.

(b)           The Additional Selling Agent hereby covenants and agrees that under no circumstances will it solicit any customer of the Lead Selling Agent or any other Additional Selling Agent for the Trust whose name becomes known to the Additional Selling Agent in connection with the offering of the Units.  The Additional Selling Agent agrees that it will take such steps to ensure the confidentiality of the Lead Selling Agent’s or any other Additional Selling Agent’s client list as the owner of such list may reasonably request.  The Additional Selling Agent further covenants and agrees not to solicit any selling agent which has been introduced to the Lead Selling Agent by any Wholesaler or any other Additional Selling Agent.

10.           Miscellaneous

(a)           Nothing in this Agreement shall constitute the Lead Selling Agent as partners with the Additional Selling Agent that is a party to this Agreement or with other Additional Selling Agents.  The obligations of the Lead Selling Agent, of the Additional Selling Agent that is a party to this Agreement and of all other Additional Selling Agents are several and not joint.

(b)           This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior express written consent of the other parties hereto and of the Managing Owner.

(c)           All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Lead Selling Agent:

R.J. O’Brien Securities, LLC

222 S Riverside Plaza  Suite 900

Chicago, Illinois 60606

if to the Additional Selling Agent:

______________________

______________________

_______________________

(d)           This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois without regard to the principles of choice of law thereof.

(e)           All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

(f)            This Agreement may be executed in counterparts, each such counterpart to be deemed an original, but which all together shall constitute one and the same instrument.

(g)           This Agreement may not be amended except by the express written consent of the parties hereto.  No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

(h)           The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect. If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

11.           Exhibits

(a)           Exhibit A: R.J. O’Brien Securities LLC Privacy Policy

 (b)          Exhibit B: R.J. O’Brien Securities LLC Business Continuity Plan Summary

Very truly yours,

R.J. O’Brien Securities, LLC

By:
Its:

CONFIRMED AND ACCEPTED

By:
Its:

EXHIBIT A

R.J. O’Brien Securities, LLC

PRIVACY POLICY

Respecting the privacy and security of personal information is important to us.  Please read this Privacy Policy carefully.

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law.

12.               Collection of Information

We collect nonpublic personal information about you from the following sources:

-                    Information we receive from you on applications or other forms;

-                    Information about your transactions with us, our affiliates or others; and

-                    Information we receive from a consumer reporting agency.

13.

14.               Information Sharing with Nonaffiliated Third Parties as Permitted by Law

We are permitted by law to share all the information we collect, as described above, with (1) companies that perform marketing services on our behalf and (2) other third parties that assist us with preparing and processing orders and statements.

15.

16.               Confidentiality and Security

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide products or services to you.  We maintain physical, electronic and procedural safeguards that are designed to protect your nonpublic information.

EXHIBIT B

R.J. O’Brien Securities, LLC’s Business Continuity Planning

R.J. O’Brien Securities, LLC has developed a Business Continuity Plan on how we will respond to events that significantly disrupt our business.  Since the timing and impact of disasters and disruptions is unpredictable, we will have to be flexible in responding to actual events as they occur.  With that in mind, we are providing you with this information on our business continuity plan.

Contacting Us — If after a significant business disruption you cannot contact us as you usually do at (312) 373-5000, you should call our alternative number (312) 451-6830.

Our Business Continuity Plan — We plan to quickly recover and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firm’s books and records, and allowing our customers to transact business.  In short, our business continuity plan is designed to permit our firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption.

Our business continuity plan addresses: data back up and recovery; all mission critical systems; financial and operational assessments; alternative communications with customers, employees, business constituents, and regulators; alternate physical location of employees; critical supplier, contractor, bank and counter-party impact; and regulatory reporting.

Varying Disruptions — Significant business disruptions can vary in their scope, such as only our firm, a single building housing our firm, the business district where our firm is located, the city where we are located, or the whole region.  Within each of these areas, the severity of the disruption can also vary from minimal to severe.  In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and expect to recover and resume business within one day.  In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and recover and resume business within 2 days.  In either situation, we plan to continue in business, and notify you through telephone or email with information on how to contact us.  If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customer’s prompt access to their funds and securities.

For more information — If you have questions about our business continuity planning, you can contact us at 312-373-5000 or at info@rjosecurities.com